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                                                                    Exhibit 99.1

                           DATA CRITICAL CORPORATION

           PROXY FOR ANNUAL MEETING OF STOCKHOLDERS -- JUNE 7, 2001

(THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF DATA CRITICAL CORPORATION)


The undersigned stockholder of Data Critical Corporation ("Data Critical") hereby appoints Michael E. Singer and Richard L. Earnest, or either of them, with full power to each of substitution, as proxies to cast all votes that the undersigned is entitled to cast at the Annual Meeting of Stockholders of Data Critical to be held at 9:00 a.m., local time, on June 7, 2001, at Data Critical's headquarters, located at 19820 North Creek Parkway, Suite 100, Bothell, Washington, or at any adjournment or postponement thereof, with authority to vote upon the matters set forth on the reverse side of this Proxy Card.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS DIRECTION IS GIVEN, THIS PROXY WILL BE
VOTED:

 .  "FOR" APPROVAL OF THE ISSUANCE OF SHARES OF DATA CRITICAL COMMON STOCK IN THE
   MERGER WITH VITALCOM INC.;

 .  "FOR" AMENDMENT OF DATA CRITICAL'S 1999 STOCK OPTION PLAN TO INCREASE THE
   NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER SUCH PLAN;

 .  "FOR" ELECTION AS DIRECTORS OF THE NOMINEES NAMED IN THE ACCOMPANYING
   PROXY STATEMENT;

 .  "FOR" RATIFICATION OF THE BOARD OF DIRECTORS' APPOINTMENT OF ARTHUR ANDERSEN
   LLP AS DATA CRITICAL'S INDEPENDENT PUBLIC ACCOUNTANTS; AND

 .  IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS.

The undersigned hereby acknowledges receipt of Data Critical's Proxy Statement in connection with the Annual Meeting of Stockholders and hereby revokes any proxy or proxies previously given.

      (Continued, and to be marked, dated and signed, on the other side.)

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1.   APPROVAL OF THE ISSUANCE OF SHARES OF DATA CRITICAL COMMON STOCK IN THE
     MERGER OF VIPER ACQUISITION CORP., A WHOLLY OWNED SUBSIDIARY OF DATA CRITICAL, WITH AND INTO VITALCOM INC., A DELAWARE CORPORATION ("VITALCOM"), IN WHICH AMONG OTHER THINGS, EACH OUTSTANDING SHARE OF VITALCOM COMMON STOCK (OTHER THAN SHARES HELD BY STOCKHOLDERS WHO HAVE PROPERLY EXERCISED THEIR APPRAISAL RIGHTS) WILL BE EXCHANGED FOR 0.62 SHARES OF DATA CRITICAL COMMON STOCK.

     [ ] FOR                       [ ] AGAINST               [ ] ABSTAIN

2. APPROVAL OF AMENDMENT OF THE DATA CRITICAL CORPORATION 1999 STOCK OPTION PLAN TO INCREASE THE TOTAL NUMBER OF SHARES OF DATA CRITICAL COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE PLAN.

     [ ] FOR                       [ ] AGAINST               [ ] ABSTAIN

3. ELECTION OF TWO CLASS II DIRECTORS TO THE DATA CRITICAL BOARD OF DIRECTORS, WHO WILL HOLD OFFICE UNTIL THE 2004 ANNUAL MEETING OF STOCKHOLDERS OR THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.

     [ ] FOR ALL NOMINEES LISTED (EXCEPTED AS INDICATED BELOW)

     [ ] WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES

     NOMINEES:    GEORGE M. MIDDLEMAS
                  DAVID B. SWEDLOW, M.D.

     INSTRUCTION: To withhold authority to vote for any nominee, write that nominee's name: _____________________________

4. RATIFICATION OF THE BOARD OF DIRECTORS' APPOINTMENT OF ARTHUR ANDERSEN LLP AS DATA CRITICAL'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

     [ ] FOR                       [ ] AGAINST               [ ] ABSTAIN

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Signature(s):                                           Date:
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Please sign above exactly as your name appears on this Proxy Card. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, and administrators should sign in official capacity, giving their full title as such. Partnerships should sign in the partnership name by an authorized person(s).

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